Exhibit 2.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration A Offering Statement on Form 1-A (Post Qualification Amendment No. 4) of our report dated April 5, 2022 with respect to the audited financial statements of Mass Megawatts Wind Power, Inc. for the year ended April 30, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 11, 2023